UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2007
Commercial Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-27894	34-1787239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 S. Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (419) 294-5781
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

By letter dated May 15, 2007, Douglas C. Smith informed the Chairman of the Board of Directors of Commercial Bancshares, Inc. of his resignation from the Board of Directors effective as of that date. Mr. Smith served as Chairman of the Company’s Compensation Committee. In correspondence to the Company, Mr. Smith noted his disagreement with the “...direction of the Bank” without giving any more specific information. A copy of the correspondence received from Mr. Smith is attached as Exhibit 17.

Item 8.01	OTHER EVENTS.

As reported in the Company’s Form 10-Q for the period ended March 31, 2007, the Company in June 2002 adopted a program to repurchase, in the open market, up to 10% of its outstanding shares over a five year period. That plan was extended by the Company’s Board of Directors in November 2006. On May 9, 2007, the Company’s Board of Directors agreed to continue that plan, but reduced the amount of shares subject to repurchase to 1% of the outstanding shares on an annual basis.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commercial Bancshares, Inc.

Date: May 21, 2007

	By:	/s/ Philip W. Kinley
Philip W. Kinley
President and Chief Executive Officer